                                                               EXHIBIT 4.8



                         _____________________________



                          BROADWAY RECEIVABLES, INC.,
                                     Issuer



                                      AND



                             BANKERS TRUST COMPANY,
                                    Trustee



                         _____________________________



                                   INDENTURE

                         Dated as of September 1, 1994


                         _____________________________



                                  $64,000,000

               $38,000,000 7.55% Subordinated Credit Card Notes,
                               Class A, Due 1999

                $26,000,000 11% Subordinated Credit Card Notes,
                               Class B, Due 1999


                         _____________________________

                               TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----
ARTICLE ONE      Definitions and Assumptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE TWO      The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

         SECTION 2.01.     Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 2.02.     Forms of Class A Notes and
                                      Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 2.03.     Forms of Class B Notes and
                                      Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . .   29
         SECTION 2.04.     Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 2.05.     Execution, Authentication, and
                                      Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 2.06.     Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 2.07.     Registration; Registration of
                                      Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 2.08.     Mutilated, Destroyed, Lost, or
                                      Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 2.09.     Persons Deemed Owner   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         SECTION 2.10.     Payment of Principal and
                                      Interest; Interest on Overdue
                                      Principal; Principal and Interest
                                      Rights Preserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         SECTION 2.11.     Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 2.12.     Authentication and Delivery of
                                      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         SECTION 2.13.     Book-Entry Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 2.14.     Notices to Clearing Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 2.15.     Definitive Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE THREE    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

         SECTION 3.01.     Corporate Status and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 3.02.     No Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 3.03.     Single-Purpose Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 3.04.     No Conflicts; No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 3.05.     No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 3.06.     Investment Company Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         SECTION 3.07.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52




                                      (i)
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
                                                                                                            Page
                                                                                                            ----
         SECTION 3.08.     Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 3.09.     No Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE FOUR     Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

         SECTION 4.01.     Payment of Principal and
                                      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 4.02.     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 4.03.     Money for Note Payments To Be
                                      Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 4.04.     Preservation of Corporate
                                      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 4.05.     Compliance with Laws, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 4.06.     Keeping of Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 4.07.     Payment of Taxes, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         SECTION 4.08.     Reporting Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 4.09.     Annual Independent Public
                                      Accountants' Servicing Report . . . . . . . . . . . . . . . . . . . .   58
         SECTION 4.10.     Rule 144A Information
                                      Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

ARTICLE FIVE     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

         SECTION 5.01.     Liens, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 5.02.     Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 5.03.     Restricted Junior Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 5.04.     Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 5.05.     Change in Nature of Business   . . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 5.06.     Corporate Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 5.07.     No Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 5.08.     Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 5.09.     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 5.10.     Maintenance of Separate
                                      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 5.11.     Maximum Permitted Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

ARTICLE SIX      Satisfaction and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

         SECTION 6.01.     Satisfaction and Discharge of
                                      Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 6.02.     Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE SEVEN    Events of Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

         SECTION 7.01.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 7.02.     Acceleration of Maturity;





                                      (ii)
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
                                                                                                                    Page
                                                                                                                    ----
                                      Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         SECTION 7.03.     Collection of Indebtedness and
                                      Suits for Enforcement by
                                      Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 7.04.     Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 7.05.     Application of Money Collected   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 7.06.     Limitation of Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 7.07.     Restoration of Rights and
                                      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 7.08.     Rights and Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 7.09.     Delay or Omission Not Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 7.10.     Control by Noteholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 7.11.     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 7.12.     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 7.13.     Waiver of Stay or Extension Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

ARTICLE EIGHT    The Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

         SECTION 8.01.     Certain Duties and Responsibili-
                                      ties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 8.02.     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         SECTION 8.03.     Certain Rights of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         SECTION 8.04.     Not Responsible for Recitals or
                                      Issuance of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         SECTION 8.05.     May Hold Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         SECTION 8.06.     Interest on Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         SECTION 8.07.     Compensation and Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         SECTION 8.08.     Corporate Trustee Required;
                                      Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 8.09.     Resignation and Removal; Appoint-
                                      ment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 8.10.     Acceptance of Appointment by
                                      Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 8.11.     Merger, Conversion, Consolidation
                                      or Succession to Business of
                                      Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         SECTION 8.12.  Co-Trustee and Separate Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

ARTICLE NINE     Noteholders' Lists and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85

         SECTION 9.01.     Issuer To Furnish Trustee Names
                                      and Addresses to Noteholders  . . . . . . . . . . . . . . . . . . . . . . . .   85
         SECTION 9.02.     Preservation of Information.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         SECTION 9.03.     Reports by Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         SECTION 9.04.     Reports to Noteholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85





                                     (iii)
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                                                                                                                    ----
ARTICLE TEN      Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

         SECTION 10.01.  Supplemental Indentures Without
                                      Consent of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         SECTION 10.02.  Supplemental Indentures with
                                      Consent of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         SECTION 10.03.  Execution of Supplemental
                                      Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         SECTION 10.04.  Effect of Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         SECTION 10.05.  Reference in Notes to Supple-
                                      mental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89

ARTICLE ELEVEN   Redemption of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89

         SECTION 11.01.  Optional Redemption by Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         SECTION 11.02.  Form of Optional Redemption
                                      Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         SECTION 11.03.  Notes Payable on Redemption Date
                                      or Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         SECTION 11.04.  Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         SECTION 11.05.  Form of Mandatory Redemption
                                      Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         SECTION 11.06.  Notes Subject to Mandatory
                                      Redemption Payable on Specified
                                      Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         SECTION 11.07.  Selection of Notes for Optional
                                      or Mandatory Redemption;
                                      Surrender of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91

ARTICLE TWELVE   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

         SECTION 12.01.  Compliance Certificates and
                                      Opinions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         SECTION 12.02.  Form of Documents Delivered to
                                      Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         SECTION 12.03.  Acts of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         SECTION 12.04.  Notices, etc., to Trustee, Issuer
                                      and Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
         SECTION 12.05.  Notices to Noteholders; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
         SECTION 12.06.  Alternate Payment and Notice
                                      Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         SECTION 12.07.  Limited Recourse Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         SECTION 12.08.  Non-Petition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         SECTION 12.09.  Effect of Headings and Table of
                                      Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         SECTION 12.10.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97





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         SECTION 12.11.  Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         SECTION 12.12.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         SECTION 12.13.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         SECTION 12.14.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         SECTION 12.15.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         SECTION 12.16.  Recording of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         SECTION 12.17.  Corporate Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         SECTION 12.18.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98


Acknowledgments

Exhibit A        Amended and Restated Assignment and
                   Security Agreement

Exhibit B        DTC Agreement

Exhibit C-1      Form of Transferor's Certificate

Exhibit C-2      Form of Transferee's Certificate

Exhibit C-3      Form of Accredited Investor's Certificate





                                      (v)

                 INDENTURE dated as of September 1, 1994 between BROADWAY RECEIVABLES, INC., a Delaware corporation (the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").


                             PRELIMINARY STATEMENT


                 The Issuer has duly authorized the execution and delivery of this Indenture to provide for the creation of a series of Notes to be known as the "Broadway Receivables, Inc. Subordinated Credit Card Notes" as provided in this Indenture. The Notes shall be issued in two Classes, the first of which shall be known as the "7.55% Subordinated Credit Card Notes, Class A, Due
1999" (the Notes of such Class to be in substantially the form specified in Section 2.02 hereof, the "Class A Notes"), and the second of which shall be known as the "11% Subordinated Credit Card Notes, Class B, Due 1999" (the Notes of such Class to be in substantially the form specified in Section 2.03 hereof, the "Class B Notes" and, together with the Class A Notes, collectively, the "Notes"). All representations, covenants, and agreements made by the Issuer herein are for the benefit and security of the Noteholders. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


                                  ARTICLE ONE

                          Definitions and Assumptions

                 SECTION 1.01. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms.

                 "Act" has the meaning specified in Section 12.03(a).

                 "Advance" shall have the meaning set forth in Section 2.01 of the Blue Hawk Credit Agreement.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such person or is a director or officer of such Person or of an Affiliate of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

                 "Agent" means GE Capital, as agent for the Lender under the Blue Hawk Credit Agreement.

                 "Aggregate Outstanding Amount" means with respect to the Notes, the principal amount of all Notes Outstanding at the date of determination.

                 "Authorized Officer" means any officer of the Issuer who is authorized to act for the Issuer in matters relating to this Indenture.

                 "Bankruptcy Code" means Title 11 of the United States Code as in effect from time to time and any successor statute.

                 "Basic Documents" means the Security Agreement, the Purchase Agreement, the Indenture, the DTC Agreement, the Note Purchase Agreement, the Interest Rate Cap Agreement and the other documents and certificates delivered in connection therewith.

                 "Billing Cycle" means, with respect to any Account, the monthly billing cycle for such Account as determined in accordance with the Credit and Collection Policy, as in effect at the date of determination.

                 "Blocked Deposit Account" means each of the accounts in the name of Issuer listed on Schedule I to the Blue Hawk Credit Agreement.

                 "Blocked Deposit Agreement" means an agreement by and among the Issuer, the Servicer, the Collateral Agent and a Blocked Deposit Bank, establishing a Blocked Deposit Account and specifying the rights of the Collateral Agent in such Blocked Deposit Account, as amended from time to time.

                 "Blue Hawk Credit Agreement" means the Receivables-Backed Credit Agreement dated as of October 8, 1992 among the Issuer, the Lender and the Agent, as amended by an Amendment No. 1 to Receivables-Backed Credit Agreement dated as of September 28, 1993 and by an Amendment No. 2 to Receivables-Backed Credit Agreement dated as of September 13, 1994, and as amended from time to time hereafter in accordance with the terms thereof.

                 "Blue Hawk Credit Facility" means the credit facilities extended to the Issuer pursuant to the Blue Hawk Credit Agreement and the Blue Hawk Reimbursement Agreement.

                 "Blue Hawk Note" means the note evidencing the advances made to the Issuer pursuant to the Blue Hawk Credit Agreement.

                 "Blue Hawk Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement dated as of October 8, 1992 among the Issuer, the LOC Providers and the LOC Agent, as amended by an Amendment No. 1 dated as of September 13, 1994, and as the same may be amended from time to time hereafter in accordance with the terms thereof.

                 "Book-Entry Notes" means beneficial interests in the Notes, ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 2.13.

                 "Broadway" means Broadway Stores, Inc. (formerly Carter Hawley Hale Stores, Inc.), a Delaware corporation, together with its successors and assigns.

                 "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in California or New York, New York are authorized or required to be closed.

                 "Calculation Period" means, with respect to any Settlement Period, the one month period from and including the tenth day following the end of such Settlement Period to, but excluding, the tenth day following the end of the next succeeding Settlement Period.

                 "Cash Collateral Account" means the account established by the Issuer pursuant to the Security Agreement in the name of the Collateral Agent on behalf of the Secured Parties under the Security Agreement.

                 "Cash Collateral Bank" means Bankers Trust Company, as cash collateral bank under the Security Agreement.

                 "Cash Equivalents" means (i) securities with maturities of sixty days or less (but in no event shall the maturity of such securities prevent the proceeds thereof from being available to pay maturing Commercial Paper (as defined in the Blue Hawk Credit Agreement) and the Notes) from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and re-purchase agreements of any commercial bank whose short-term obligations are rated "A-1+" by S&P and "P-1" by Moody's Investors Service, Inc. having maturities of sixty days or less from the date of acquisition, (iii) commercial paper having maturities of sixty days or less from the date of acquisition, rated at least "A-1+" by S&P or "P-1" by Moody's Investors Service, Inc. and, if rated by Fitch, "F-1" and (iv) money market funds rated at least "AAAm" or "AAAm-G" by S&P or "P-1" by Moody's Investors Service, Inc.

                 "Charge Account Agreement" means the agreement, which may consist of more than one document, between an individual and Broadway pursuant to which such individual is obligated to pay for merchandise or services purchased from Broadway under a credit plan that permits such individual to purchase merchandise and services on credit, together with any finance charges and other charges related thereto.

                 "Claim" shall have the meaning provided in Section 101(5) of the Bankruptcy Code.

                 "Class" means either the 7.55% Subordinated Credit Card Notes, Class A, Due 1999 or the 11% Subordinated Credit Card Notes, Class B, Due 1999 designated in the Preliminary Statement of this Indenture, as the context requires.

                 "Class A Global Note" has the meaning specified in Section
2.13 of this Indenture.

                 "Class A Notes" has the meaning specified in the Preliminary Statement of this Indenture.

                 "Class B Global Note" has the meaning specified in Section
2.13 of this Indenture.

                 "Class B Notes" has the meaning specified in the Preliminary Statement of this Indenture.

                 "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Closing Date" means the day on which Notes are first executed, authenticated and delivered.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Collateral" has the meaning specified in Section 1(c) of the Security Agreement.

                 "Collateral Agent" means GE Capital, as collateral agent under the Security Agreement.

                 "Collections" means, with respect to any Receivable, all payments in respect of such Receivable in the form of cash, checks, wire transfers or other forms of payment in accordance with the related Charge Account Agreement and all proceeds of such Receivable, including any Recoveries.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body then performing such duties.

                 "Controlling Party" has the meaning specified in Section 14 of the Security Agreement.

                 "Corporate Trust Office" means the principal corporate trust office of the Trustee located at Four Albany Street, New York, New York 10006,
Attention: Structured Finance Team; or such other addresses as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Noteholders and the Issuer).

                 "CP Documents" has the meaning specified in the Blue Hawk Credit Agreement.

                 "Credit and Collection Policy" means the credit, collection, customer relations and service policies of Broadway in effect on the date hereof, as such policies may hereafter be amended, modified or supplemented from time to time in accordance with the Blue Hawk Credit Agreement.

                 "Cycle Date" means, with respect to any Billing Cycle, the last day of such Billing Cycle.

                 "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with U.S. GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such

Person, or in effect guaranteed directly or indirectly by such person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, and (viii) all Debt referred to in clauses (i) through
(vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                 "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                 "Definitive Notes" shall have the meaning specified in Section 2.13.

                 "Discount Rate" means, with respect to a Class of Notes and a redemption date, the sum of (i) the bond equivalent yield to maturity on the 6.25% U.S. Treasury Note maturing in August 1996 (or, the event that the applicable redemption date is subsequent to August 1, 1996, the 6.875% U.S. Treasury Note maturing in October 1996), plus (ii) in the case of the Class A Notes, 110 basis points, and in the case of the Class B Notes, 325 basis points.

                 "DTC Agreement" means the agreement among the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of September 13, 1994, substantially in the form attached hereto as Exhibit B.

                 "Early Amortization Event" has the meaning specified in
Section 7(a) of the Security Agreement.

                 "Eligible Receivable" means a Receivable that satisfies each of the following criteria:

                 (a)      it constitutes an "account" within the meaning of
         Section 9106 of the UCC;

                 (b) it is the legal, valid and binding obligation of an Obligor that, as of the end of the most recent Billing Cycle for the related Account, (i) is not deceased, (ii) is not a minor under the laws of his/her state of residence, (iii) is competent to enter into a contract and incur debt and (iv) is not the subject of any proceedings under the Bankruptcy Code or any other law for the relief of debtors or for the custody of the property of incompetents;

                 (c) it and the underlying Charge Account Agreement were created in compliance with, and do not contravene in any respect, any laws, rules or regulations applicable thereto (including, without limitation, rules and regulations relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and neither Broadway nor the Servicer is in violation of any such laws, rules or regulations in any respect material to such Charge Account Agreement;

                 (d) it is not a Defaulted Receivable (as defined in the Blue Hawk Credit Agreement);

                 (e) it arises under a Charge Account Agreement that has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor on such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

                 (f) it is not subject to any Lien in favor of any Person except Liens created pursuant to the Security Agreement;

                 (g)      the Obligor thereunder is not a known "fraud";

                 (h) it is denominated and payable only in United States Dollars in the United States;

                 (i) the Obligor resided in the United States at the time the related Account was established, and is not the United States, a State or any instrumentality thereof;

                 (j) it is serviced in a credit service center of the Servicer or any successor servicer that is located in the United States; and

                 (k) it satisfies all requirements of the applicable Credit and Collection Policy and the requirements of the underlying Charge Account Agreement.

                 "Equity" means, at any date, without duplication, the sum of
(i) the net worth of the Issuer (determined in accordance with U.S. GAAP) and
(ii) the outstanding principal amount of the Issuer's Subordinated Broadway
Notes.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Issuer would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                 "Event of Default" has the meaning specified in Section 7.01 of this Indenture.

                 "Executive Officer" means with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any partnership, any general partner thereof.

                 "Facility Documents" means the Blue Hawk Credit Agreement, the Security Agreement, the Purchase Agreement, the Blue Hawk Note, the Reimbursement Agreement, the Letter of Credit and the CP Documents.

                 "Fitch" means Fitch Investors Service, Inc.

                 "GE Capital" means General Electric Capital Corporation, a New York corporation, together with its successors and assigns.

                 "Global Notes" has the meaning specified in Section 2.13 of this Indenture.

                 "Holder" has the meaning specified in the definition of "Noteholder" in this Section 1.01(a).

                 "Indenture" or "this Indenture" means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Notes established hereunder. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 "Independent" when used with respect to any specified Person means that the Person (1) is in fact independent of the Issuer and any other Person with an ownership interest in the Collateral and of any Affiliate of any of the foregoing Persons, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer or any such other Person with such an ownership interest in the Collateral or in any Affiliate of any of the foregoing Persons, and (3) is not connected with the Issuer or any such other Person with such an ownership interest in the Collateral as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.

                 "Interest Rate Cap" means those certain Interest Rate Cap Agreements between the Issuer and each of Citicorp, N.A., Nationsbank, N.A. and Bank of America National Trust and Savings Association, each in substantially the form of Exhibit D to the Security Agreement.

                 "Issuer" means Broadway Receivables, Inc., a corporation organized under the laws of the State of Delaware, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

                 "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

                 "Lender" means Blue Hawk Funding Corporation.

                 "Lender Report" means a report, in substantially the form of Exhibit G to the Blue Hawk Credit Agreement, furnished by the Issuer to the Lender pursuant to Section 5.01(h)(iii) of the Blue Hawk Credit Agreement.

                 "Lien" means any lien, charge, security interest, encumbrance or any other type of preferential arrangement.

                 "Liquidity Agent" means GE Capital, as agent for the Liquidity Lenders under the Security Agreement.

                 "Liquidity Lenders" has the meaning specified in the recitals of the Security Agreement.

                 "LOC Agent" means GE Capital, as letter of credit agent under the Reimbursement Agreement, and its successors and assigns.

                 "LOC Providers" means those banks and financial institutions that are parties to the Reimbursement Agreement.

                 "Make-Whole Premium" means, with respect to any redemption of Notes of a Class occurring prior to October 8, 1996, an amount equal to the remainder obtained by subtracting (x) the outstanding principal balance of such Notes, as of the date of such redemption (before giving effect to such redemption and assuming that the principal of the Notes is payable in full on October 8, 1996) from (y) the present value as of the date of such redemption of the remaining scheduled payments of principal and interest on such Notes (before giving effect to such redemption and assuming that the principal of the Notes is payable in full on October 8, 1996), determined by discounting such payments at the Discount Rate applicable to such Class.

                 "Maturity" means with respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, or otherwise.

                 "Maximum Class A Debt Amount" means, as of any day, an amount equal to the product of (x) the Maximum Class A Debt Ratio and (y) the Outstanding Balance of the Eligible Receivables on such day.

                 "Maximum Class A Debt Ratio" means, as of any day, an amount equal to (a) either (i) on any day from and including December 1 to but excluding February 1, 86% or (ii) on any day from and including February 1 to but excluding December 1, 87% minus (b) the sum of the Yield Discount Factor and the Payment Rate Factor for such day.

                 "Maximum Permitted Debt" means, as of any day, an amount equal to the product of (x) the Maximum Permitted Debt Ratio multiplied by (y) the Outstanding Balance of the Eligible Receivables on such day.

                 "Maximum Permitted Debt Ratio" means, as of any day, an amount equal to (i) either (a) on any day from and including December 1 to but excluding February 1, 90%, or (b) on any day from and including February 1 to but excluding December 1, 91%, minus (ii) the sum of the Yield Discount Factor for such day and the Payment Rate Factor for such day.

                 "Minimum Denomination" means $1,000,000.

                 "Net Portfolio Yield" means, for any Settlement Period, twelve times the percentage equivalent of a fraction the numerator of which is equal to (i) the Normalized Finance Charges for such Settlement Period minus (ii) the Normalized Net Write-Offs during such Settlement Period, and the denominator of which is equal to the Outstanding Balance of the Receivables on the first day of such Settlement Period.

                 "New York Office" means with respect to the Trustee, at any time, its principal office in the City of New York, the State of New York, at which at such time its corporate trust business is administered; initially such office is located at Four Albany Street, New York, New York 10006.

                 "1933 Act" has the meaning specified in Section 2.07 of this Indenture.

                 "Normalized Collections" means, with respect to any Settlement Period, the amount obtained by dividing (x) the aggregate Collections received in such Settlement

Period by (y) the number of Billing Cycles in such Settlement Period, and multiplying the quotient by 36.

                 "Normalized Finance Charges" means, with respect to any Settlement Period, the amount obtained by dividing (x) the aggregate Collections received in such Settlement Period that are allocable to finance charges by (y) the number of Billing Cycles that occurred in such Settlement Period, and multiplying the quotient by 36.

                 "Normalized Net Write-Offs" means, with respect to any Settlement Period, the amount obtained by dividing (x) an amount equal to (i) the aggregate amount of Receivables written-off as uncollectible during such Settlement Period minus (ii) the aggregate Recoveries received in such Settlement Period by (y) the number of Billing Cycles that occurred in such Settlement Period, and multiplying the quotient by 36.

                 "Note Interest Rate" means 7.55% per annum with respect to the Class A Notes, and 11% per annum with respect to the Class B Notes, in each case calculated on the basis of a 360 day year of twelve 30 day months.

                 "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                 "Note Purchase Agreement" means the Note Purchase Agreement dated September 1, 1994 among the Issuer, Broadway and Kidder, Peabody & Co. Incorporated, as the same may be amended from time to time in accordance with the terms thereof.

                 "Noteholder" or "Holder" means the Person in whose name a Note is registered in the Note Register.

                 "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.07.

                 "Notes" has the meaning specified in the Preliminary Statement of this Indenture.

                 "Obligor" means a Person obligated to make payments with respect to a Receivable pursuant to a Charge Account Agreement.

                 "Officer's Certificate" means a certificate signed by any one Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01 hereof, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of the Issuer.

                 "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer and who shall be satisfactory to the Trustee, and which opinion shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of Section 12.01 hereof, and shall be in form and substance satisfactory to the Trustee.

                 "Outstanding" means as of the date of determination, all such Notes theretofore authenticated and delivered under the Indenture except:

                 (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                 (ii) Notes or portions thereof for whose payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, has been made); and

                 (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other Person with an ownership interest in the Collateral or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, author-ization, direction, notice, consent or waiver, only Notes for which a Responsible Officer of the Trustee has received written notice that such Notes are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other Person with an ownership interest in the Collateral or any Affiliate of any of the foregoing Persons.

                 "Outstanding Balance" of a Receivable on any day means the aggregate amount owed by the Obligor thereunder on such day.

                 "Overdue Note" has the meaning specified in Section 2.10(c).

                 "Payment Date" means October 15, 1994, and the fifteenth day of each calendar month thereafter or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

                 "Payment Rate" means, for any Settlement Period, the percentage equivalent of a fraction the numerator of which is equal to the Normalized Collections for such Settlement Period and the denominator of which is the aggregate Outstanding Balance of the Receivables on the first day of such Settlement Period.

                 "Payment Rate Factor" means, for each day during a Calculation Period, (i) if the average Payment Rate for the three Settlement Periods ending with the related Settlement Period equals or exceeds 13%, 0% and (ii) if the average Payment Rate for the three Settlement Periods ending with the related Settlement Period is less than 13%, 1%.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                 "Permitted Liens" means (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to ERISA; (ii) Liens on property other than Receivables imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established but only so long as there is no material risk of loss, sale or forfeiture of any of the property subject to such Lien; (iii) Liens on property other than Receivables existing at the time such property is acquired;
(iv) purchase money Liens upon or in any property other than Receivables acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Debt solely for the purpose of financing the acquisition of such property; (v) Liens securing the payment of taxes, in an aggregate amount not exceeding $50,000, either (a) not yet due or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established (in accordance with U.S. GAAP), but only so long as such proceedings could not subject the Lender, the Agent or the Collateral Agent to any civil or criminal penalty or liability or involve any risk of the loss, sale or forfeiture of any of the property, rights or interests covered by the Security Agreement and (vi) extensions, renewals and replacements of Liens referred to in clauses (i) through (v) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any obligation in addition to that secured immediately prior to such extension, renewal or replacement.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Plan" means any multiemployer or single-employer plan as defined in Section 4001 of ERISA, in either case which is subject to Section 412 of the Code and/or Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date hereof was maintained or contributed to by (or to which there was an obligation to contribute of), the Issuer or an ERISA Affiliate.

                 "Predecessor Note" means with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under
Section 2.08 in lieu of a mutilated, lost, destroyed, or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed, or stolen Note.

                 "Proceeding" means any suit in equity, action at law, or other judicial or administrative proceeding.

                 "Purchase Agreement" means the Receivables Purchase Agreement dated as of October 8, 1992 between Broadway and the Issuer, as the same may be amended from time to time in accordance with the terms thereof.

                 "Rating Agencies" means Fitch or any successor thereto and S&P or any successor thereto.

                 "Receivable" means, with respect to any Obligor, the indebtedness of such Obligor under a Charge Account Agreement arising from a sale of merchandise or services by Broadway, and includes the right to payment of any interest, finance, returned check or late charges and other obligations of such Obligor with respect thereto. Each Receivable includes, without limitation, all obligations of the Obligor thereof under any Charge Account Agreement. Each increase in the Outstanding Balance of any Receivable (other than any such increase resulting from the accrual of interest or finance charges or the assessment of late or other similar charges with respect to such Receivable) shall constitute a separate Receivable.

                 "Recoveries" means any amounts received by the Issuer, Broadway, the Servicer or any of their respective Affiliates or predecessors in interest in respect of any Receivables previously written off as uncollectible, whether or not any such Receivable has been reacquired by Broadway including any sales tax rebates received in cash.

                 "Redemption Date" means the Payment Date specified by the Issuer for any redemption of Notes pursuant to Section 11.01.

                 "Redemption Price" has the meaning specified in Section 11.01.

                 "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Regular Record Date or Special Record Date, as the case may be.

                 "Regular Record Date" means, with respect to a Payment Date, the close of business on the last day of the calendar month preceding such Payment Date.

                 "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                 "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Payment" means (i) any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Issuer, or the return of any capital to its shareholder as such, or the purchase, retirement, defeasance, redemption or other acquisition for value or payment in respect of any shares of any class of capital stock of the Issuer or any warrants, rights or options to acquire any such shares, now or hereafter outstanding or (ii) any order, payment or setting apart of any sum for any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Subordinated Broadway Notes.

                 "S&P" means Standard & Poor's Ratings Group.

                 "Secured Obligations" has the meaning specified in Section 2(a) of the Security Agreement.

                 "Security Agreement" means the Amended and Restated Assignment and Security Agreement dated as of the Closing Date among the Issuer, the Lender, the Trustee, the Agent, the Cash Collateral Bank, the LOC Agent, the Liquidity Agent and the Collateral Agent, substantially in the form of Exhibit A hereto.

                 "Senior Blue Hawk Obligations" means each of the Secured Obligations specified in clauses First, Second, Third, Fourth, Fifth, Eighth, Ninth and Tenth of Section 15(b) of the Security Agreement.

                 "Servicer" means Broadway or any successor or replacement servicer designated in accordance with the terms of the Purchase Agreement and approved in writing by the Collateral Agent.

                 "Servicing Contract" shall mean any contract, agreement or arrangement between the Issuer and Broadway, the Servicer or any other Person relating to the servicing, processing and collection of the Receivables.

                 "Settlement Date" means the tenth calendar day following the last day of a Settlement Period, or, if such day is not a Business Day, the next succeeding Business Day.

                 "Settlement Period" means, with respect to any Settlement Date, the preceding fiscal month of Broadway.

                 "Special Payment Date" has the meaning specified in Section
2.10 of this Indenture.

                 "Special Record Date" means, with respect to any Special Payment Date, the date which is [15] days prior to such Special Payment Date.

                 "State" means any one of the 50 States of the United States of America, or the District of Columbia.

                 "Stated Maturity Date" means October 15, 1999.

                 "Step-Up Interest Amount" has the meaning specified in Section 2.10(a) of this Indenture.

                 "Subordinated Broadway Notes" means, collectively, (i) the subordinated promissory notes dated as of October 8, 1992 issued by the Issuer to Broadway and (ii) any other subordinated promissory notes subsequently issued by the Issuer to Broadway as permitted under the Blue Hawk Credit Agreement, which notes in each case shall be in the form of Exhibit K thereto.

                 "Subsidiary" of any Person means any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                 "Taxes" has the meaning specified in Section 2.12(a) of the Blue Hawk Credit Agreement.

                 "Trustee" means Bankers Trust Company, a New York banking corporation, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

                 "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                 "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

                 "U.S. GAAP" means generally accepted accounting principles in the United States consistently applied.

                 "Vice President" means, with respect to the Trustee, any vice president, whether or not designated by a number or word or words added before or after the title "vice president."

                 "Yield Discount Factor" means for each day during a Calculation Period, the amount, if any, by which (x) an amount equal to (i) the weighted average interest rate per annum on the Notes and the Blue Hawk Note for the related Settlement Period plus (ii) 2% minus (iii) twelve times the percentage equivalent of a fraction the numerator of which is equal to the aggregate amount of any payments received under the Interest Rate Cap during such related Settlement Period and the denominator of which is equal to the average outstanding principal amount of the Issuer's obligations under the Class A Notes, the Class B Notes and the Blue Hawk Note for such related Settlement Period exceeds (y) the Net Portfolio Yield for such related Settlement Period.


                                  ARTICLE TWO

                                   The Notes

                 SECTION 2.01. Forms Generally. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article Two with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                 The Definitive Notes shall be printed, lithographed, typewritten, engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                 SECTION 2.02. Forms of Class A Notes and Certificate of Authentication. (a) The form of the face of the Class A Notes shall be substantially as follows:

                 THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE

         UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                 EACH HOLDER OF THIS NOTE, AS A RESULT OF PURCHASING SUCH NOTE, AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF ALL OF BROADWAY RECEIVABLES, INC.'S OBLIGATIONS IN RESPECT OF THE BLUE HAWK CREDIT FACILITY, THE 7.55% SUBORDINATED CREDIT CARD NOTES, CLASS A, DUE 1999 AND THE 11% SUBORDINATED CREDIT CARD NOTES, CLASS B, DUE 1999, SUCH HOLDER WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, BROADWAY RECEIVABLES, INC. ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES, OR ANY STATE OF THE UNITED STATES.


                           BROADWAY RECEIVABLES, INC.

                      7.55% SUBORDINATED CREDIT CARD NOTE,
                               CLASS A, DUE 1999

No. ______
                                                                   $____________

                                                                   CUSIP________

                 Broadway Receivables, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of _________________ DOLLARS on October 15, 1999 (the "Stated Maturity Date"), and to pay interest on the outstanding principal amount of this Note on October 15, 1994, and the fifteenth day of each calendar month thereafter or, if such fifteenth day is not a business day, the next succeeding business day, until the principal hereof is paid or made available for payment (each a "Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note, at the rate of 7.55% per annum (computed on the basis of a 360-day year of twelve 30-day months). In the event that the Issuer fails to redeem this Note on or prior to October 8, 1996, the interest rate on this Note will increase by 200 basis points to the rate of 9.55% per annum (the amount of such increase, the "Step-Up Interest Amount"). Step-Up Interest Amounts will accrue monthly and will be payable on a subordinated basis as provided in the Security Agreement. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                 The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by an authorized officer of the Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its duly authorized officer.

Dated:                                           BROADWAY RECEIVABLES, INC.


                                                 By___________________________
                                                   Name:
                                                   Title:


                 (b) The form of the reverse of a Class A Note shall be substantially as follows:

                 This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 7.55% Subordinated Credit Card Notes, Class A, Due 1999 (the "Class A Notes"), issued under an Indenture dated as of September 1, 1994 (the "Indenture") between the Issuer and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture, as so supplemented or amended.

                 The principal of this Note shall be payable on the Stated Maturity Date hereof unless payable earlier because (x) an Event of Default shall have occurred and be continuing, the Senior Blue Hawk Obligations shall have been paid in full and the Trustee or the Holders of Notes representing not less than 66-2/3% of the Aggregate Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in accordance with Section
7.02 of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 11.01 of the Indenture or (z) the Notes shall have become subject to mandatory redemption as provided in Section 11.04 of the Indenture. All principal payments on the Class A Notes shall be made pro rata to the Noteholders of such Class entitled thereto except as otherwise provided in the Indenture.

                 As provided in the Indenture, the Class A Notes are equally and ratably secured by the Collateral pledged as security therefor. The Class A Notes are subordinated in right of payment to certain obligations of the Issuer under the Blue Hawk Credit Facility and certain other indebtedness of the Issuer to the extent and in the manner provided in the Security Agreement.

                 Payments of interest on this Note due and payable on each Payment Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the last day of the month preceding the Payment Date (the "Regular Record Date"), except that with respect to Notes registered on the Regular Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Regular Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Issuer will notify the Person who was the registered Holder hereof as of the Regular Record Date preceding such Payment Date by notice mailed no later than five days prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal corporate trust office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

                 Any portion of any payment of principal or interest which was due but was not paid or duly provided for on a Payment Date shall forthwith cease to be payable to the Person who was the registered Holder of this Note on the applicable Regular Record Date and shall be paid in whole or in part, when and to the extent funds are available for such payment, in accordance with the terms of the Indenture, to the Person in whose name this Note (or one or more Predecessor Notes) is then registered.

                 As provided in the Indenture, the Notes may be redeemed, in whole or in part, at the option of the Issuer on any Payment Date on or after October 15, 1994 and on October 8, 1996, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, (ii) accrued and unpaid interest thereon, and (iii) in the case of any redemption occurring prior to October 8, 1996, the Make-Whole Premium.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, Stamp, and such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees.
No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Aggregate Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing 66-2/3% of the Aggregate Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with, and governed by, the substantive laws of the State of New York applicable to agreements made and to be performed therein.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                 This Note is a limited recourse obligation of the Issuer payable solely out of the Collateral and the proceeds thereof. To the extent that the Collateral allocable to the holders of the Notes under the Security Agreement is for any reason insufficient to provide for the payment of amounts owing to the holders of the Notes, no holder of this Note shall have any recourse to the Issuer or to any other Person for the amount of such insufficiency nor shall any such holder have a Claim against the Issuer for the amount of any such insufficiency.

                 (c) The form of the Trustee's certificate of authentication is as follows:

                 This is one of the Notes designated above and referred to in the within-mentioned Indenture.

BANKERS TRUST COMPANY,
  as Trustee


By:_________________________
     Authorized Signatory

                 (d)  The form of assignment is as follows:

                 FOR VALUE RECEIVED,___________________________ hereby sells, assigns, and transfers unto ___________________________________

                                             Please insert Social Security or
                                             other identifying number of
                                             assignee:_______________

the within Note of Broadway Receivables, Inc. standing in the name(s) of the undersigned in the Note Register of the Issuer and does hereby irrevocably constitute and appoint _______________ Attorney to transfer such Note in such Note Register, with full power of substitution in the premises.


Dated:_______________________           __________________________________
                                                     [Signature]


                                        __________________________________
                                                     [Signature]

                                        Notice:  The signature(s) to this
                                        assignment must correspond with the
                                        name(s) as written upon the face of
                                        this Note in every particular without
                                        alteration or any change whatsoever.
                                        The signa-
                                        ture(s) must be guaranteed by an
                                        "eligible guarantor institution"
                                        meeting the requirements of the Trustee
                                        which requirements include membership
                                        or participation in the Securities
                                        Transfer Agent's Medallion Program
                                        ("Stamp") or such other "signature
                                        guarantee program" as may be determined
                                        by the Trustee in addition to, or in
                                        substitution for, Stamp. Notarized or
                                        witnessed signatures are not acceptable
                                        as guaranteed signatures.


Signature Guarantee:


_________________________
  Name of Institution


_________________________
  Authorized Officer


                 (e) The terms of the Class A Note contained in this Section are part of the terms of this Indenture.

                 SECTION 2.03. Forms of Class B Notes and Certificate of Authentication. (a) The form of the face of the Class B Notes shall be substantially as follows:

                 THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING
         ON THE EXEMP-

         TION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT
         PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                 EACH HOLDER OF THIS NOTE, AS A RESULT OF PURCHASING SUCH NOTE, AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF ALL OF BROADWAY RECEIVABLES, INC.'S OBLIGATIONS IN RESPECT OF THE BLUE HAWK CREDIT FACILITY, THE 7.55% SUBORDINATED CREDIT CARD NOTES, CLASS A, DUE 1999 AND THE 11% SUBORDINATED CREDIT CARD NOTES, CLASS B, DUE 1999, SUCH HOLDER WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, BROADWAY RECEIVABLES, INC. ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES, OR ANY STATE OF THE UNITED STATES.

                           BROADWAY RECEIVABLES, INC.

                       11% SUBORDINATED CREDIT CARD NOTE,
                               CLASS B, DUE 1999

No. ______
                                                                   $____________

                                                                   CUSIP________

                 Broadway Receivables, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of _____________ DOLLARS on October 15, 1999 (the "Stated Maturity Date"), and to pay interest on the outstanding principal amount of this Note on October 15, 1994, and the fifteenth day of each calendar month thereafter or, if such fifteenth day is not a business day, the next succeeding business day, until the principal hereof is paid or made available for payment (each a "Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note, at the rate of 11% per annum (computed on the basis of a 360-day year of twelve 30-day months). In the event that the Issuer fails to redeem this Note on or prior to October 8, 1996, the interest rate on this Note will increase by 200 basis points to the rate of 13% per annum (the amount of such increase, the "Step-Up Interest Amount"). Step-Up Interest Amounts will accrue monthly and will be payable on a subordinated basis as provided in the Security Agreement. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                 The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by an authorized officer of the Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its duly authorized officer.

Dated:                                           BROADWAY RECEIVABLES, INC.


                                                 By_________________________
                                                   Name:
                                                   Title:


                 (b) The form of the reverse of a Class B Note shall be substantially as follows:

                 This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 11% Subordinated Credit Card Notes, Class B, Due 1999 (the "Class B Notes"), issued under an Indenture dated as of September 1, 1994 (the "Indenture") between the Issuer and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture, as so supplemented or amended.

                 The principal of this Note shall be payable on the Stated Maturity Date hereof unless payable earlier either because (x) an Event of Default shall have occurred and be continuing, the Senior Blue Hawk Obligations shall have been paid in full and the Trustee or the Holders of Notes representing not less than 66-2/3% of the Aggregate Outstanding Amount of the Notes shall have declared the Notes to be immediately due and payable in accordance with Section 7.02 of the Indenture, (y) the Issuer shall have called for the redemption of the Notes pursuant to Section 11.01 of the Indenture or
(z) the Notes shall have become subject to mandatory redemption as provided in Section

11.04 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Noteholders of such Class entitled thereto except as otherwise provided in the Indenture.

                 As provided in the Indenture, the Class B Notes are equally and ratably secured by the Collateral pledged as security therefor. The Class B Notes are subordinated in right of payment to certain obligations of the Issuer under the Blue Hawk Credit Facility, the Class A Notes and certain other indebtedness of the Issuer to the extent and in the manner provided in the Security Agreement.

                 Payments of interest on this Note due and payable on each Payment Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the last day of the month preceding the Payment Date (the "Regular Record Date"), except that with respect to Notes registered on the Regular Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Regular Record Date without requiring that this Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Issuer will notify the Person who was the registered Holder hereof as of the Regular Record Date preceding such Payment Date by notice mailed no later than five days prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal corporate trust office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

                 Any portion of any payment of principal or interest which was due but was not paid or duly provided for on a Payment Date shall forthwith cease to be payable to the Person who was the registered Holder of this Note on the applicable Regular Record Date and shall be paid in whole or in part, when and to the extent funds are available for such payment in accordance with the terms of the Indenture, to the Person in whose name this Note (or one or more Predecessor Notes) is then registered.

                 As provided in the Indenture, the Notes may be redeemed, in whole or in part, at the option of the Issuer on any Payment Date on or after October 15, 1994 and on October 8, 1996, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, (ii) accrued and unpaid interest thereon, and (iii) in the case of any redemption occurring prior to October 8, 1996, the Make-Whole Premium.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, Stamp, and such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees.
No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Aggregate Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing 66-2/3% of the Aggregate Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with, and governed by, the substantive laws of the State of New York applicable to agreements made and to be performed therein.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                 This Note is a limited recourse obligation of the Issuer payable solely out of the Collateral and the pro-ceeds thereof. To the extent that the Collateral allocable to the holders of the Notes under the Security Agreement is for any reason insufficient to provide for the payment of amounts owing to the holders of the Notes, no holder of this Note shall have any recourse to the Issuer or to any other Person for the amount of such insufficiency nor shall any such holder have a Claim against the Issuer for the amount of any such insufficiency.

                 (c) The form of the Trustee's certificate of authentication is as follows:

                 This is one of the Notes designated above and referred to in the within-mentioned Indenture.

BANKERS TRUST COMPANY,
  as Trustee


By:_________________________
     Authorized Signatory

                 (d)  The form of assignment is as follows:

                 FOR VALUE RECEIVED,___________________________ hereby sells, assigns, and transfers unto ___________________________________

                                             Please insert Social Security or
                                             other identifying number of
                                             assignee:_______________

the within Note of Broadway Receivables, Inc. standing in the name(s) of the undersigned in the Note Register of the Issuer and does hereby irrevocably constitute and appoint _______________ Attorney to transfer such Note in such Note Register, with full power of substitution in the premises.


Dated:_______________________                _____________________________
                                                        [Signature]


                                             _____________________________
                                                        [Signature]

                                             Notice:  The signature(s) to this
                                             assignment must correspond with the
                                        name(s) as written upon the face of
                                        this Note in every particular without
                                        alteration or any change whatsoever.
                                        The signature(s) must be guaranteed by
                                        an "eligible guarantor institution"
                                        meeting the requirements of the Trustee
                                        which requirements include membership or participation in the Securities
                                        Transfer Agent's Medallion Program
                                        ("Stamp") or such other "signature
                                        guarantee program" as may be determined
                                        by the Trustee in addition to, or in
                                        substitution for, Stamp. Notarized or
                                        witnessed signatures are not acceptable
                                        as guaranteed signatures.


Signature Guarantee:


_________________________
  Name of Institution


_________________________
  Authorized Officer

                 (e) The terms of the Class B Note contained in this Section are part of the terms of this Indenture.

                 SECTION 2.04. Denominations. The Notes shall be issuable as registered Notes, without coupons, in the Minimum Denomination and integral multiples of $1,000 in excess thereof; provided, however, that, subject to
Section 11.07 hereof, Notes subject to redemption in part shall be issuable in such lesser denominations as shall result from any such redemption.

                 SECTION 2.05. Execution, Authentication, and Delivery. The Notes shall be executed on behalf of the Issuer by any one of its Authorized Officers under the corporate seal of the Issuer, which may be in facsimile form and be imprinted or otherwise reproduced thereon, and shall be attested by an Authorized Officer of the Issuer. The signature of any of these officers on the Notes may be manual or facsimile.

                 Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                 At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee pursuant to an Issuer Order for authentication; and the Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

                 Each Note shall be dated as of the date of its authentication.

                 No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                 SECTION 2.06. Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                 If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                 SECTION 2.07. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

                 If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

                 No transfer of a Note may be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or is exempt from the registration requirements under the 1933 Act and meets the requirements of, or is exempt from, any applicable state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act (other than the exemption contained in Rule 144A thereunder), the Issuer and the Note Registrar may require, in order to assure compliance with the 1933 Act, (i) that the Noteholder desiring to effect such transfer and the Noteholder's prospective transferee each verify to the Issuer and the Note Registrar in writing the facts surrounding such transfer, and/or (ii) an opinion of counsel satisfactory to each of them that such transfer may be made pursuant to an exemption from the 1933 Act, which opinion of counsel may in the case of the initial Holder be an opinion of internal counsel of such Holder and in any event shall not be an expense of the Issuer. In the event that registration of transfer of a Note is to be made in reliance upon the exemption from registration under the 1933 Act contained in rule 144A under the 1933 Act, the Note Registrar shall register such transfer upon the receipt by the Note Registrar and the Issuer of a certificate in the form of Exhibit C-1, Exhibit C-2 or Exhibit C-3 hereto. The Note Registrar shall not register any transfer if in the written opinion of counsel to the Issuer (which opinion of counsel shall be delivered to any Noteholder upon request therefor), the transfer would violate the 1933 Act. Neither the Issuer, the Trustee nor the Note Registrar shall be obligated to register the certificates under the 1933 Act or any other securities law.

                 Subject to the preceding paragraph, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like Class and aggregate principal amount.

                 At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like Class and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive. The Trustee and any Note Registrar shall not be required to exchange or register a transfer of (a) any Note selected, called or being called for redemption in whole or in part or (b) any Note during the 15-day period next preceding the selection of Notes to be redeemed and thereafter until the date of the mailing of a notice of redemption of Notes selected for redemption.

                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes of such Class surrendered upon such registration of transfer or exchange.

                 Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or by a member firm of an "eligible guarantor institution" meeting the requirements of the Trustee which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, Stamp, and such other documents as the Trustee may require.

                 No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.06 or 10.05 hereof not involving any transfer.

                 SECTION 2.08. Mutilated, Destroyed, Lost, or Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Trustee or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a new Note, the Issuer may pay such destroyed, lost or stolen Note when so due or pay-able or upon the Redemption Date without surrender thereof. If, after the delivery of such new Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such new Note was issued (or with respect to which such payment was made) presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such new Note (or such payment) from the Person to whom it was delivered or any Person taking such new Note from such Person to whom such new Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

                 Upon the issuance of any new Note under this Section 2.08, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Note issued pursuant to this Section 2.08 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of such Class duly issued hereunder.

                 The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                 SECTION 2.09. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

                 SECTION 2.10. Payment of Principal and Interest; Interest on Overdue Principal; Principal and Interest Rights Preserved. (a) The Notes shall accrue interest as provided in the forms of the Notes set forth in Sections 2.02 and 2.03 hereof at the Note Interest Rates specified therein, and such interest shall be payable on each Payment Date as specified therein. In the event that the Issuer fails to redeem the Notes in full on or prior to October 8, 1996, the interest rate on the outstanding Class A Notes shall increase by 200 basis points to 9.55% per annum and the interest rate on the outstanding Class B Notes shall increase by 200 basis points to 13% per annum (the amount of such increase in respect of any Note, the "Step-Up Interest Amount"). Step-Up Interest Amounts shall accrue on the Notes monthly but shall be payable on a subordinated basis solely in accordance with the priorities established in Section 15(b) of the Security Agreement. Any installment of interest payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Regular Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Regular Record Date, except that with respect to Notes registered on the Regular Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any payment of principal payable with respect to a Note on the Stated Maturity Date (or the Redemption Price for any Note called for redemption) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 4.03 hereof. Any instalment of interest or principal not punctually paid or duly provided for shall be payable in the manner and to the Persons specified in Section 2.10(c) hereof.

                 (b) The principal of each Note shall be payable on the Stated Maturity Date thereof unless payable earlier because (x) an Event of Default shall have occurred and be continuing, the Senior Blue Hawk Obligations shall have been paid in full and the Trustee or the Holders of Notes representing not less than 66-2/3% of the Aggregate Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in accordance with Section 7.02 hereof, (y) an Early Amortization Event shall have occurred and the Notes shall have become subject to manda-tory redemption as provided in Section 11.04 hereof, or (z) the Issuer shall have called for the optional redemption of the Notes pursuant to Section 11.01. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Regular Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 11.02 hereof.

                 (c) If the entire amount due and payable with respect to principal of any Note or the entire amount of an installment of principal of any Note due on any Payment Date shall not have been punctually paid or duly provided for when and as due and payable (any Note on which such an amount due and payable has not been punctually paid or duly provided for being hereinafter referred to as an "Overdue Note"), then the Holder of such Overdue Note shall be entitled to payment of principal and interest as provided in Section 15(b) of the Security Agreement and interest on the principal amount not so punctually paid or duly provided for shall accrue from the date such amount was due to but not including the date paid, at the Note Interest Rate for such Note until October 8, 1996 and thereafter at a rate equal to the Note Interest Rate for such Note plus the Step-Up Interest Amount in respect of such Note. All such payment of principal and interest in respect of any Overdue Note shall be made by the Trustee on such dates (each, a "Special Payment Date") and in such amounts as funds are made available to it pursuant to the Security Agreement.

                 Any reduction of the principal amount of any Note (or one or more Predecessor Notes) effected by any payments made on a Special Payment Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. Payments of interest on overdue payments and of overdue interest shall be made to the Person entitled thereto as provided below by check mailed first-class, postage prepaid, to such Person's address as it appears in the Note Register, except that with respect to Notes registered on the Special Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Any such checks returned undelivered shall be held in accordance with Section 4.03 hereof. Upon the giving of the notice, described below, that the entire amount remaining due on an Overdue Note will be paid on such Special Payment Date, such amount shall be payable only upon presentation and surrender of such Overdue Note to the Trustee at its Corporate Trust Office or the office or agency of the Issuer maintained for that purpose. Amounts payable with respect to any Overdue Note as provided above on any Special Payment Date shall be payable to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the applicable Special Record Date. The Trustee shall mail or cause to be mailed notice of the Special Payment Date, first-class, postage prepaid, to each Holder as of the Special Record Date at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Payment Date. With respect to Overdue Notes on which the entire amount remaining due is to be paid on such Special Payment Date, such notice shall state that the entire remaining amount will be paid on such Special Payment Date, and shall specify that such amount will be payable only upon presentation and surrender of the Notes as provided above.

                 (d) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration or transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest, if any, that were carried by such other Note.

                 SECTION 2.11. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

                 SECTION 2.12. Authentication and Delivery of Notes. The aggregate principal amount of Class A Notes that may be authenticated and delivered under this Indenture is limited to $38,000,000 and the aggregate principal amount of Class B Notes that may be authenticated and delivered under this Indenture is limited to $26,000,000 except in each case for Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.08 or 2.15. Notes may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon delivery by the Issuer to the Trustee, and receipt by the Trustee, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of the Notes:

                 (1) Corporate Action. An Issuer Order authorizing the execution, authentication and delivery of the Notes and specifying the principal amount of Notes to be authenticated.

                 (2) Authorizations. Either (i) a certificate or other official document evidencing the due authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee is entitled to rely thereon and that the authorization, approval, or consent of no other governmental body is required for the valid issuance and delivery of such Notes, or (ii) an Opinion of Counsel that no such authorization, approval, or consent of any governmental body is required.

                 (3) Certificates of the Issuer. (a) An Officer's Certificate of the Issuer, dated as of the Closing Date, to the effect that the Issuer is not in Default under this Indenture and that the issuance of the Notes applied for will not result in any Default or any Early Amortization Event or in any breach of any of the terms, conditions or provisions of or constitute a default under this Indenture or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with.

                 (b) An Officer's Certificate from the Issuer, dated as of the Closing Date, stating that all Uniform Commercial Code financing statements with respect to the Collateral which are required to be filed by the terms of the Security Agreement will be filed as required.

                 (4) Opinion of Counsel. An Opinion of Counsel, portions of which may be delivered by counsel to the Issuer and portions of which may be delivered by counsel to the Servicer, dated the Closing Date, to the collective effect that:

                 (a) all the documents required to be delivered hereunder for the Trustee to authenticate and deliver the Notes have been delivered, and all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes have been complied with;

                 (b) the Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to enter into this Indenture;

                 (c) the Indenture has been duly authorized, executed and delivered by the Issuer;

                 (d) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture;

                 (e) this Indenture is a valid and binding agreement of the Issuer, enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whe-ther such enforceability is considered in a proceeding in equity or at law); and

                 (f) such other matters as the Trustee may reasonably require.

                 SECTION 2.13. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of (i) a single typewritten Note representing the Book-Entry Notes of Class A (the "Class A Global Note") , and
(ii) a single typewritten Note representing the Book-Entry Notes of Class B (the "Class B Global Note" and, together with the Class A Global Note, the "Global Notes"), to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Global Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner's interest in the Note, except as provided in Section 2.15. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.15:

                 (i) the provisions of this Section 2.13 shall be in full force and effect;

                (ii) the Issuer, the Note Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

               (iii)      to the extent that the provisions of this Section
         2.13 conflict with any other provisions of this Agreement, the provisions of this Section 2.13 shall control;

                (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the DTC Agreement, unless and until Definitive Notes are issued pursuant to
         Section 2.15, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

                 (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Aggregate Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

                 SECTION 2.14. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.15, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency.

                 SECTION 2.15. Definitive Notes. If (i)(A) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the DTC Agreement, and
(B) the Issuer is unable to locate a qualified successor within 90 days, or
(ii) the Issuer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Trustee shall notify all Note Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the Global Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Trustee shall issue the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders hereunder. The Issuer shall have no liability hereunder if it is unable to locate a qualified successor Clearing Agency.

                                 ARTICLE THREE

                         Representations and Warranties

                 In order to induce the Trustee to enter into this Indenture, the Issuer makes the following representations, warranties and agreements as of the Closing Date, which shall survive the execution and delivery of this Indenture.

                 SECTION 3.01. Corporate Status and Power. The Issuer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), business, operations or properties of the Issuer; (ii) is a wholly-owned Subsidiary of Broadway; (iii) has the requisite corporate power and authority to effect the transactions contemplated hereby and (iv) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

                 SECTION 3.02. No Violation. The execution, delivery and performance by the Issuer of this Indenture and the other Basic Documents (i) are within the corporate powers of the Issuer, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and does not (A) contravene the charter or by-laws of the Issuer, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934, ERISA, environmental and labor laws) or regulation (including, without limitation, Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System) or any order or decree of any court or governmental instrumentality, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting the Issuer or any of its properties or, to the Issuer's knowledge after due inquiry, Broadway or any of its properties, or (D) result in or require the creation or imposition of any lien, charge, security interest, encumbrance or any other type of preferential arrangement (any of the foregoing being referred to herein as a "Lien") upon any of the property of the Issuer or, to the Issuer's knowledge after due inquiry, Broadway, other than the Liens created by the Security Agreement and the Purchase Agreement; and (ii) does not require the consent, authorization by or approval of or notice to or filing or registration with any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained or made, each of which is in full force and effect. This Indenture has been duly executed and delivered by the Issuer. This Indenture and the other Basic Documents are and will be, the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 SECTION 3.03. Single-Purpose Corporation. The Issuer is engaged in only the business of purchasing Eligible Receivables from Broadway pursuant to the Purchase Agreement, administering, servicing and collecting such Receivables, entering into the Facility Documents, the Basic Documents and any transactions contemplated thereby and reasonably related transactions.

                 SECTION 3.04. No Conflicts; No Defaults. The Issuer (i) is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have, and no provision of applicable law or governmental regulation could have, a material adverse effect on the condition (financial or otherwise), business, operations or properties of the Issuer, or could have such an effect on the ability of the Issuer to carry out its obligations under this Indenture and the other Basic Documents and (ii) is not in default under or with respect to any contract, agreement, lease or other instrument to which the Issuer is a party and which is material to the Issuer's condition (financial or otherwise), business, operations or properties, and the Issuer has not delivered or received any notice of default thereunder.

                 SECTION 3.05. No Litigation. There is no pending or, to the Issuer's knowledge after due inquiry, threatened action, suit or proceeding affecting the Issuer or Broadway before any court, governmental agency or arbitrator, that could materially and adversely affect the condition (financial or otherwise), business, operations or properties of the Issuer or Broadway or that purports to affect the legality, validity or enforceability of this Indenture or the other Basic Documents and none of the transactions contemplated by this Indenture or the other Basic Documents is, or to the Issuer's knowledge after due inquiry is threatened to be, restrained or enjoined (temporarily, preliminarily or permanently).

                 SECTION 3.06. Investment Company Act. The Issuer is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 SECTION 3.07. ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan which is a single-employer plan (as defined in Section 4001(a)(13) of ERISA) has an Unfunded Current Liability which has or could reasonably be expected to give rise to a lien; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Issuer nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
Section 4971 of the Code or expects to incur any material liability under any of the foregoing Sections with respect to any Plan; the Issuer has not incurred any material liability to or on account of a Plan pursuant to Section 4975 of the Code and does not expect to incur any material liability thereunder with respect to any Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Issuer or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Issuer or any ERISA Affiliate exists or is likely to arise on account of any Plan; the aggregate liabilities of the Issuer and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not exceed $1,000,000; and the Issuer does not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be ex-pected to have a material adverse effect on the ability of the Issuer to perform its obligations under this Indenture.

                 SECTION 3.08.    Subsidiaries.  The Issuer has no Subsidiaries.

                 SECTION 3.09. No Violation. The Issuer is in compliance in all material respects with (i) all applicable consumer credit, retail installment sale, truth-in-lending, credit reporting and other similar laws, rules and regulations with respect to it, its business and properties, the Receivables and Collections with respect thereto, the Charge Account Agreements and the accounts under which the Receivables arise and (ii) all other applicable laws, rules and regulations with respect to it, its business and properties, the Receivables and Collections with respect thereto, the Charge Account Agreements and the accounts under which the Receivables arise, except, in the case of this clause (ii), to the extent that such noncompliance does not have a material adverse effect on its condition (financial or otherwise), business, operations or properties, the Receivables and Collections with respect thereto, the Charge Account Agreements and the accounts under which the Receivables arise.


                                  ARTICLE FOUR

                             Affirmative Covenants

                 The Issuer covenants and agrees that until the Issuer's obligations under the Notes and this Indenture are satisfied in full:

                 SECTION 4.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                 SECTION 4.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices, and demands may be made or served at the Trustee's New York Office, and the Issuer hereby appoints the Trustee at its New York Office its agent to receive all such surrenders, notices, and demands.

                 SECTION 4.03. Money for Note Payments To Be Held in Trust. On or before 2:30 p.m. (New York City time) on the Business Day preceding each Payment Date, Redemption Date and Special Payment Date, the Issuer shall deposit or cause to be deposited with the Trustee an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto.

                 Subject to applicable laws with respect to escheat of funds, any money held by the Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for six years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof but only to the extent of the amounts so paid to the Issuer, and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee, at the last address of record for each such Holder).

                 SECTION 4.04. Preservation of Corporate Existence. The Issuer will preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory), and corporate franchises, separate and apart from any Affiliate of the Issuer, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture and the Notes.

                 SECTION 4.05. Compliance with Laws, Etc. The Issuer will comply in all material respects with (i) all applicable consumer credit, retail installment sale, truth-in-lending, credit reporting and other similar laws, rules and regulations with respect to it, its business and properties, the Receivables and Collections with respect thereto, the Charge Account Agreements and the accounts under which the Receivables arise, and (ii) all other applicable laws, rules and regulations with respect to it, its business and properties, the Receivables and Collections with respect thereto, the Charge Account Agreements and the accounts under which the Receivables arise, except to the extent that, in the case of this clause (ii), failure to so comply would not have a material adverse effect on its condition (financial or otherwise), business, operations or properties, the Receivables and Collections with respect thereto, the Charge Account Agreements and the accounts under which the Receivables arise.

                 SECTION 4.06. Keeping of Books. The Issuer will keep proper books of record and account, which shall be maintained or caused to be maintained by the Issuer and shall be separate and apart from those of any Affiliate of the Issuer, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer in accordance with U.S. GAAP consistently applied, and keep and maintain or cause to be kept and maintained all documents, books, records, file tapes and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of each existing Receivable).

                 SECTION 4.07. Payment of Taxes, Etc. The Issuer will pay and discharge before the same shall become delinquent, (A) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (B) all lawful claims that, if unpaid, might by law become a Lien upon its property, provided, however, that the Issuer shall not be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and such nonpayment does not involve any danger of sale, forfeiture, impairment or loss of any of the Collateral or any interest therein; and maintain appropriate reserves in respect of taxes, assessments, governmental charges and levies described in clause (A) above and claims described in clause (B) above.

                 SECTION 4.08. Reporting Requirements. The Issuer will furnish to the Trustee:

                      (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Issuer, a balance sheet of the Issuer as of the end of such year and statements of income and retained earnings and of source and application of funds of the Issuer for the period commencing at the end of the previous fiscal year and ending with the end of such year, in each case setting forth comparative figures for the previous fiscal year, certified without material qualification by Price Waterhouse or other nationally recognized independent public accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Issuer, which audit was conducted in accordance with generally accepted auditing standards in the United States, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default has occurred and is continuing, a statement as to the nature thereof;

                      (ii) as soon as available and in any event within 30 days after the end of each fiscal month, monthly balance sheets and monthly statements of source and application of funds and statements of income and retained earnings of the Issuer, certified by the chief financial officer of the Issuer (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal month, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial officer to the effect that no Event of Default or Early Amortization Event has occurred and is continuing;

                    (iii) promptly, and in any event within three Business Days, upon receipt or delivery thereof, a copy of each material notice received by the Issuer or delivered by the Issuer to Broadway or the Servicer under the Purchase Agreement (other than notices routinely given in connection with the purchase of Eligible Receivables thereunder);

                      (iv) as soon as possible and, in any event, within 10 days after the Issuer or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Issuer will deliver to the Trustee a certificate of the chief financial officer of the Issuer setting forth details as to such occurrence and the action, if any, which the Issuer or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Issuer, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
         Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, that the Issuer will or may incur any material liability with respect to a Plan under Section 4975 of the Code, or that the Issuer or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
         with respect to a Plan under Section 4971 of the Code or Section 409 or 502(i) or 502(l) of ERISA. The Issuer will deliver to the Trustee a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Trustee pursuant to the first sentence hereof, copies of annual reports and any notices received by the Issuer or any ERISA Affiliate with respect to any Plan shall be delivered to the Trustee no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or received by the Issuer or the ERISA Affiliate; and

                      (v) promptly and in any event within five Business Days after the Issuer becomes aware of the existence thereof, telephonic, telex or telecopied notice (confirmed in writing within 5 days) specifying the nature of any Event of Default or Early Amortization Event, or any breach or nonperformance by the Issuer of any Basic Document.


                 SECTION 4.09. Annual Independent Public Accountants' Servicing Report. Within 60 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending January 28, 1995), the Issuer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Issuer) to furnish a report to the Trustee to the effect that such firm has made a study and evaluation, in accordance with generally accepted auditing standards, of the Issuer's internal accounting controls relative to the servicing of Receivables by the Issuer, the Servicer and the parties to any Servicing Contract, and that, on the basis of such examination, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to servicing procedures performed by the Issuer, the Servicer and the parties to any Servicing Contract was sufficient for the prevention and detection of errors and irregularities in amounts that would be material and that such servicing was conducted in compliance with the Purchase Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. As of the end of the second fiscal quarter of each fiscal year of the Issuer (commencing with the fiscal quarter ended July 29, 1995), the Issuer shall cause the same firm of nationally recognized independent public accountants to furnish a report to the Trustee (within 60 days after the end of each such fiscal quarter) to the effect that, based upon representations of financial management of the Issuer responsible for such matters and other agreed upon procedures, nothing has come to their attention that causes them to believe there had been any change in the system of internal accounting controls relative to the servicing of Receiv-ables under the Purchase Agreement, as of the end of such fiscal quarter compared with the end of the preceding fiscal year, except as set forth in such report to the Trustee.

                 SECTION 4.10. Rule 144A Information Requirement. The Issuer will, for so long as any of the Notes which are outstanding are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, provide the Holders or beneficial owners of any Class of the Notes and prospective purchasers of any Class of the Notes designated by the Holders of the Notes of such Class, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


                                  ARTICLE FIVE

                               Negative Covenants

                 The Issuer covenants and agrees that until the Issuer's obligations under the Notes and this Indenture are satisfied in full:

                 SECTION 5.01. Liens, Etc. The Issuer will not create or suffer to exist any Lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than Liens created by the Security Agreement in favor of the Collateral Agent and Permitted Liens.

                 SECTION 5.02. Debt. The Issuer will not create or suffer to exist any Debt except (i) the obligations of the Issuer pursuant to the Facility Documents, the Subordinated Broadway Notes and the Notes and (ii) any other indebtedness, provided that each of S&P and Fitch shall have confirmed in writing that the incurrence of such other indebtedness will not result in a downgrading or withdrawal of the then current credit rating of either class of Notes.

                 SECTION 5.03. Restricted Junior Payments. The Issuer will not (i) declare or make, or set aside any sum for, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Issuer, or return any capital to its shareholder as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Issuer or any warrants, rights or options to acquire any such shares, now or hereafter outstanding or (ii) order, pay, make or set apart any sum for any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Subordinated Promissory Notes (any of the foregoing, a "Restricted Payment"), except that the Issuer may make Restricted Payments if at the time of, and after giving effect to, each such Restricted Payment (A) the Equity of the Issuer is not less than $24,500,000 and (B) no Default or Event of Default shall have occurred and be continuing.

                 SECTION 5.04. Mergers, Etc. The Issuer will not (i) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or acquire all or substantially all of the capital stock of any Person, or acquire all or substantially all of the assets of any Person or enter into any joint venture or partnership with, any Person; or (ii) sell, convey, transfer, lease or otherwise dispose of any assets other than in the ordinary course of business or in accordance with the terms of the Purchase Agreement; except, in each case, to the extent that each of S&P and Fitch shall have confirmed in writing that such transaction or series of transactions will not result in a downgrading or withdrawal of the then current credit rating of either class of Notes.

                 SECTION 5.05. Change in Nature of Business. The Issuer will not engage, directly or indirectly, in any business other than the business of purchasing Receivables from Broadway or its Affiliates pursuant to the Purchase Agreement, administering, servicing and collecting such Receivables, entering into the Basic Documents, the Facility Documents or related transactions, or make any material change in the nature of such business as carried on at the date hereof.

                 SECTION 5.06. Corporate Organization. The Issuer will not amend its certificate of incorporation or by-laws without the prior written consent of the Collateral Agent.

                 SECTION 5.07. No Amendments. Without the prior written consent of the Controlling Party, the Issuer will not (i) amend, supplement or otherwise modify the Purchase Agreement or any Servicing Contract, (ii) waive any Purchase Termination Event under the Purchase Agreement or any condition to purchase contained in a Purchase Agreement (iii) otherwise take or fail to take any action under a Purchase Agreement or any Servicing Contract that could adversely affect the Lender's interests under the Blue Hawk Credit Agreement or under the other Facility Documents or the interests of the Noteholders or the Note Owners under the Basic Documents, (iv) enter into, consent to, decline to object to or permit Broadway or the Servicer to enter into any amendment, supplement or modification of the Credit and Collection Policy or any Charge Account Agreement or any amendment, supplement or modification in the implementation of the Credit and Collection Policy other than (A) changes that are required by applicable law, (B) changes of a kind that are not described in
Schedule IV to the Blue Hawk Credit Agreement and that could not reasonably be expected to have a material adverse effect on the quality of the Receivables, the amount of Collections or the timing and receipt of Collections, or (C) any other changes of which the Controlling Party has received 30 days' prior written notice and to which the Controlling Party has not objected within such 30 day period, (v) extend, amend or otherwise modify, or attempt to purport to do so, the terms of any Receivables other than in accordance with the Credit and Collection Policy, (vi) enter into or agree to any amendment, supplement or modification of any Blocked Deposit Agreement, or (vii) waive any term or condition of any Charge Account Agreement, other than as permitted by the Credit and Collection Policy. The Issuer shall provide each Rating Agency with prompt written notice (including copies of any amendments) of any of the foregoing events. The Issuer will not amend, supplement or otherwise modify the Purchase Agreement in any manner that could adversely affect the interests of the Holders of the Notes of any Class without the prior written consent of the Holders of Notes representing not less than a majority of the Aggregate Outstanding Amount of the Notes of each such Class.

                 SECTION 5.08. Transactions with Affiliates. The Issuer will not sell or transfer property or assets or enter into any transaction with any Affiliate of the Issuer other than (i) transactions with Broadway contemplated by the Purchase Agreement, (ii) capital contributions by Broadway to the Issuer, or (iii) subject to the provisions of this Article 5, other transactions with Broadway or any of its Affiliates in the ordinary course of business for fair consideration and on terms no less favorable to the Issuer than would prevail if such transactions were with unrelated third parties.

                 SECTION 5.09. Capital Stock. The Issuer will not issue or permit to be transferred to any Person (other than Broadway) any of the Issuer's capital stock or other equity securities.

                 SECTION 5.10. Maintenance of Separate Existence. The Issuer will not (i) fail to do all things necessary to maintain its corporate existence separate and apart from Broadway, any division and any Affiliate of Broadway, including, without limitation, holding regular meetings of its shareholders and Board of Directors (or executing unanimous written consents in lieu thereof) and maintaining appropriate corporate books and records (including current minute books); (ii) except as required by applicable law, suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own officers and directors would customarily be responsible; or
(iii) fail to (A) maintain or cause to be maintained by an agent of the Issuer under the Issuer's control physical possession of all its books and records,
(B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) maintain employees, or pay its employees, officers and agents for services performed for the Issuer or (F) maintain separate offices with a separate telephone number from those of Broadway or any Affiliate of Broadway or (iv) commingle its funds with those of Broadway or any Affiliate of Broadway, or use its funds for other than the uses permitted by the Facility Documents and the Basic Documents.

                 SECTION 5.11. Maximum Permitted Debt. (a) The Issuer will not permit the aggregate principal amount of the Issuer's obligations outstanding under the Class A Notes, the Class B Notes and the Blue Hawk Note at any time to exceed the Maximum Permitted Debt.

                 (b) The Issuer will not permit the aggregate principal amount of the Issuer's obligations outstanding under the Class A Notes and the Blue Hawk Note at any time to exceed the Maximum Class A Debt Amount.

                 (c) The Issuer will not permit the aggregate principal amount of the Issuer's obligations outstanding under the Blue Hawk Note at any time to exceed an amount equal to the product of (x) 82% multiplied by (y) the Outstanding Balance of the Eligible Receivables at such time.


                                  ARTICLE SIX

                           Satisfaction and Discharge

                 SECTION 6.01.    Satisfaction and Discharge of Indenture.
This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 4.03 and 4.04, (v) the rights, obligations, and immunities of the Trustee hereunder (including the rights of the Trustee under Section 8.07 and the obligations of the Trustee under Section 6.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                 (1)      either

                          (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost, mutilated, or stolen and that have been replaced or paid as provided in Section

                 2.08 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03 hereof) have been delivered to the Trustee for cancellation; or

                          (B) all Notes not theretofore delivered to the Trustee for cancellation

                                  (i)      have become due and payable, or

                                 (ii)      are to be called for redemption
                          within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or direct obligations of or obligations guaranteed by the United States of America, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest that would be payable on the Redemption Date (if Notes shall have been called for redemption pursuant to Section 11.01 hereof), as the case may be, and in the case of Notes that were not paid on the Stated Maturity Date, for all overdue principal and all interest on such Notes that would be payable on the next succeeding Special Payment Date therefor;

                 (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                 (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 12.01(a) hereof and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 SECTION 6.02. Application of Trust Money. All moneys deposited with the Trustee pursuant to Section 6.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.


                                 ARTICLE SEVEN

                         Events of Default and Remedies

                 SECTION 7.01. Events of Default. "Event of Default" with respect to the Notes, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of three Business Days; or

                 (2) default in the payment of the principal of any Note when the same becomes due and payable; or

                 (3) the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                 (4) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, or make any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

                 (5) the occurrence of an event of default under the Blue Hawk Credit Agreement and the acceleration of the Blue Hawk Note as a result thereof.

                 SECTION 7.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, neither the Trustee nor the Noteholders may declare the principal of the Notes to be immediately due and payable prior to the payment in full of the Senior Blue Hawk Obligations. If an Event of Default should occur and be continuing and all of the Senior Blue Hawk Obligations have been paid in full, the Trustee or the Holders of Notes representing not less than 66-2/3% of the Aggregate Outstanding Amount the Notes may declare the principal of the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of such declaration of acceleration, shall become immediately due and payable.

                 At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of Notes representing 66-2/3% of the Aggregate Outstanding Amount of the Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                 (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                          (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel; and

                 (2) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 7.11 hereof.

                 No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 SECTION 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Issuer covenants that (i) if default is made in the payment of any interest on any Note, when the same becomes due and payable, and such default continues for a period of 3 Business Days, or (ii) default is made in the payment of the principal of any Note, when the same becomes due and payable, the Issuer will, upon payment in full of the Senior Blue Hawk Obligations and upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal at the interest rate specified in Section 2.10 hereof, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

                 (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, but in no event prior to such time, the Trustee, in its own name and as trustee of an express trust, may, in addition to exercising its rights as the Controlling Party, if any, under the Security Agreement, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the Collateral allocated to the Noteholders under the Security Agreement, wherever situated, the moneys adjudged or decreed to be payable; provided, however, that to the extent that the Collateral allocable to the Holders of the Notes under the Security Agreement is for any reason insufficient to provide for the payment of amounts owing to the Holders of the Notes, no Holder shall have any recourse to the Issuer or to any other Person for the amount of such insufficiency nor shall any Holder have a Claim against the Issuer for the amount of any such insufficiency.

                 (c) If an Event of Default occurs and is continuing, the Trustee may, to the extent consistent with the provisions of the Security Agreement and subject in all respects to Sections 12.07 and 12.08 hereof, in its discretion proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

                 (d) All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

                 (e) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                 SECTION 7.04. Remedies. If an Event of Default shall have occurred and be continuing and all of the Senior Blue Hawk Obligations shall have been paid in full, the Trustee shall be the Controlling Party under the Security Agreement and shall be entitled to exercise all the rights of the Controlling Party thereunder for the benefit of the Noteholders and the Trustee. The Trustee shall have no other rights in respect of the Collateral other than those given to the Controlling Party under the Security Agreement.

                 SECTION 7.05. Application of Money Collected. Any moneys received by the Trustee with respect to the Notes, including the sums received by the Trustee from the Collateral Agent pursuant to Section 15(b) of the Security Agreement, shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, upon presentation of Notes and stamping the notation thereon of the payment (or the issuance of Notes in reduced principal amounts in exchange for the presented Notes) if only partially paid, or upon surrender thereof if fully paid:

                 FIRST: To the payment of amounts due as interest on the Class A Notes at a rate per annum not in excess of 7.55%;

                 SECOND: To the payment of amounts due as interest on the Class B Notes at a rate per annum not in excess of 11%;

                 THIRD: To the outstanding principal of the Class A Notes until the principal of the Class A Notes is reduced to zero;

                 FOURTH: To the outstanding principal of the Class B Notes until the principal of the Class B Notes is reduced to zero;

                 FIFTH:  To Step-Up Interest Amounts due on the Class A Notes;
        and

                 SIXTH:  To Step-Up Interest Amounts due on the Class B Notes.

                 SECTION 7.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for any other remedy hereunder, unless:

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 66-2/3% of the then Aggregate Outstanding Amount of the Notes shall have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute such Proceedings; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Aggregate Outstanding Amount of the Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                 In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Amount of the Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                 SECTION 7.07. Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

                 SECTION 7.08. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 7.09. Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

                 SECTION 7.10. Control by Noteholders. The Holders of 66-2/3% of the Aggregate Outstanding Amount of the Notes of each Class shall have the right to direct the time, method, and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee, including the right to act as the Controlling Party under the Security Agreement; provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture;

                 (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 8.01 hereof, the Trustee need not take any action that it determines might involve it in liability for which it is not adequately indemnified hereby (considering the likelihood of repayment or indemnity by or on behalf of the Issuer or pursuant to Section 8.07 hereof), or might materially adversely affect the rights of any Noteholders not consenting to such action.

                 SECTION 7.11. Waiver of Past Defaults. Prior to the declaration of the acceleration of the Maturity of the Notes as provided in
Section 7.02 hereof, the Holders of Notes of 66-2/3% of the then Aggregate Outstanding Amount of the Notes of each Class may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal or premium, if any, or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 SECTION 7.12. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 7.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 66-2/3% of the Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of an optional redemption pursuant to Section 11.01, on or after the Redemption Date or, in the case of a mandatory redemption pursuant to Section 11.04, on or after the applicable Payment Date).

                 SECTION 7.13. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE EIGHT

                                  The Trustee

                 SECTION 8.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                 (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the Aggregate Outstanding Amount of the Notes (such majority shall not include those Notes, if any, that are to be disregarded in accordance with the proviso to the definition of the term "Outstanding" in Section 1.01 hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the eligibility of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer.

                 (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it pursuant to
Section 8.07 hereof.

                 (g) The permissive right of the Trustee to take actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or wilful misconduct.

                 (h) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or in the enforcement of any rights and powers hereunder, including actions taken in connection with any Proceeding described in Section 7.03(d), if the Trustee reasonably believes that it will not be adequately indemnified against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements and against all liability, except liability that is adjudicated to have resulted from its negligence or wilful misconduct, in connection with any action so taken.

                 (i) Notwithstanding any extinguishment of all right, title and interest of the Issuer, or any other Person having an ownership interest in the Collateral following an Event of Default and a consequent declaration of acceleration of the Maturity of the Notes, whether such extinguishment occurs through a sale of such Collateral to another Person, the acquisition of the Collateral by the Trustee or otherwise, the rights, powers, and duties of the Trustee with respect to the Collateral (or the proceeds thereof) and the Noteholders and the rights of the Noteholders shall continue to be governed by the terms of this Indenture.

                 SECTION 8.02. Notice of Default. Within 90 days after the occurrence of any Default known to the Trustee, the Trustee shall transmit by mail to all Registered Holders of Notes, notice of such Default hereunder known to the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

                 SECTION 8.03. Certain Rights of the Trustee. Except as otherwise provided in Section 8.01 hereof:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                 (d) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, on reasonable prior notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney, during the Issuer's normal business hours; provided that the Trustee shall and shall cause its agents to hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys; and

                 (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which action or omission it believes to be authorized or within its rights or powers.

                 SECTION 8.04. Not Responsible for Recitals or Issuance of Notes. (a) The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to any Receivable or the Collateral or as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

                 (b) Except as otherwise expressly provided herein and without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Receivable or whether such Receivable is an Eligible Receivable, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Collateral Agent or of any intervening assignment, the performance or enforcement of any Receivable, the compliance by the Issuer or the Servicer with any covenant or the breach by the Issuer or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation, any investment of money in either the Cash Collateral Account or Reserve Account or any loss resulting therefrom, the acts or omissions of the Issuer, the Servicer or the Collateral Agent, any action of the Collateral Agent taken in the name of the Trustee or the validity of the Security Agreement.

                 (c) The Trustee shall not have any obligation or liability under any Receivable by reason of or arising out of this Indenture or the receipt by the Trustee of any payment relating to any Receivable pursuant hereto, nor shall the Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer under or pursuant to any Receivable, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Receivable.

                 (d) Subject to Section 8.01, the Trustee shall have no responsibility for reviewing any document delivered to it unless such document is also a document required to be delivered to it under this Indenture.

                 (e) Until the complete satisfaction and discharge of this Indenture, the Trustee shall retain all material reports, statements and other documents delivered to it in accordance with provisions hereof.

                 SECTION 8.05. May Hold Notes. The Trustee, any Note Registrar or any other agent of the Issuer in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Note Registrar or such other agent.

                 SECTION 8.06. Interest on Money Held in Trust. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are deposits in or certificates of deposits or other obligations of the Trustee in its commercial capacity.

                 SECTION 8.07. Compensation and Reimbursement. The Issuer agrees:

                 (1) to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee, its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                 SECTION 8.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 (except as provided in Section 8.09 hereof) and subject to supervision or examination by the United States of America. If such Trustee publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

                 SECTION 8.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article Eight shall become effective until the acceptance of appointment by the successor trustee under Section 8.10 hereof.

                 (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Issuer and by mailing notice of resignation by first-class mail, postage prepaid, to Holders of the Notes at their addresses appearing on the Note Register. Upon receiving notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to Section 7.12 hereof, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (c)      If at any time:

                 (1)      the Trustee shall cease to be eligible under Section
         8.08 hereof and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

                 (2)      (i) the Trustee shall become incapable of acting,
         (ii) there shall have been instituted any proceeding by or against the Trustee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iii) the Trustee commences a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustee or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the Trustee fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

then, in any such case the Issuer by an Issuer Order may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Issuer by an Authorized Officer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 7.12 hereof, any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (d) The Holders of a majority of the then Aggregate Outstanding Amount of the Notes may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed and to the Issuer, copies of the record of the Act taken by the Holders of the Notes, as provided for in Section 12.04 hereof.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by an Issuer Order, shall promptly appoint a successor trustee. If within one year after such resignation, removal, or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority of the then Aggregate Outstanding Amount of the Notes delivered to the Issuer and the retiring trustee, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Issuer. If no successor trustee shall have been so appointed by the Issuer or the Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (f) The Issuer shall give notice of each removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

                 SECTION 8.10. Acceptance of Appointment by Successor Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Issuer or the successor trustee, such predecessor trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and conforming to such successor trustee all such rights, powers and trusts.

                 Upon acceptance of appointment by a successor trustee as provided in this Section 8.10, the Issuer shall mail notice thereof by first-class mail, postage prepaid, to the Holders of the Notes at their last addresses appearing upon the Note Register. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

                 No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article Eight.

                 SECTION 8.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article Eight, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor trustee had itself authenticated such Notes.

                 SECTION 8.12. Co-Trustee and Separate Trustee. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Issuer and the Trustee shall have power to appoint, and upon the written request of the Trustee or of the Holders of Notes representing at least 25% of the then Aggregate Outstanding Amount of the Notes, the Issuer shall for such purpose join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee with the Trustee under this Indenture, or to act as separate trustee under this Indenture, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section 8.12 shall satisfy the requirements of Section 8.08 hereof.

                 Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request be executed, acknowledged and delivered by the Issuer.

                 Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                 (1) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee.

                 (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such Act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

                 (3) The Trustee at any time by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Officers' Certificate, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                 (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

                 (5) The Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                 (6) Any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.


                                  ARTICLE NINE

                         Noteholders' Lists and Reports

                 SECTION 9.01. Issuer To Furnish Trustee Names and Addresses to Noteholders. The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

                 SECTION 9.02. Preservation of Information. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 9.01 hereof and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 9.01 upon receipt of a new list so furnished.

                 SECTION 9.03. Reports by Issuer. The Issuer shall furnish the Trustee, within 15 days after the Issuer is required to furnish the same to the Lender, copies of the Lender Report furnished to the Lender pursuant to
Section 5.01(h)(iii) of the Blue Hawk Credit Agreement.

                 SECTION 9.04. Reports to Noteholders. The Trustee shall send to each Noteholder, not later than 10

Business Days after receipt thereof by the Trustee, copies of each of the reports furnished to the Trustee by the Issuer pursuant to Sections 4.08(i), 4.08(v) and 9.03 hereof. Upon the written request of any Noteholder or Note Owner, the Trustee shall promptly send such Noteholder or Note Owner any other reports or notices received by the Trustee pursuant hereto, provided that, in the case of such Note Owner, the Note Owner provides to the Trustee evidence reasonably satisfactory to the Trustee establishing such Note Owner's then-current ownership of a Book-Entry Note.


                                  ARTICLE TEN

                            Supplemental Indentures

                 SECTION 10.01. Supplemental Indentures Without Consent of Noteholders. Without the consent of the Holders of any Notes, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                 (2) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                 (3) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes; or

                 (4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 8.12 hereof.

                 The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                 SECTION 10.02. Supplemental Indentures with Consent of Noteholders. With the consent of the Holders of not less than a majority of the then Aggregate Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or waiving or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                 (1) change the Stated Maturity Date of, or any Payment Date for the payment of any installment principal or interest on, any Note, or reduce the principal amount thereof, the Note Interest Rate thereon or the redemption provisions with respect thereto, or change the coin or currency in which, any Note or the interest thereon is payable;

                 (2) reduce the percentage of the Aggregate Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, including waivers of past defaults or the rights of Holders to receive payments of principal of or interest on the Notes;

                 (3) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration pursuant to Section 7.02 hereof);

                 (4) modify any provision of this Section except to increase any percentage required to effect a waiver specified herein or therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                 (5) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); and

                 (6)      waive a redemption payment with respect to any Note.

                 The Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

                 It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 SECTION 10.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article Ten or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 8.01 and 8.03 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities, or immunities under this Indenture or otherwise.

                 SECTION 10.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provision hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes and other secured parties hereunder affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 SECTION 10.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Ten may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                 ARTICLE ELEVEN

                              Redemption of Notes

                 SECTION 11.01. Optional Redemption by Issuer. The Issuer may, at its option, redeem the Notes in whole or in part on any Payment Date on or after October 15, 1994 and on October 8, 1996, in each case at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes redeemed, (ii) accrued and unpaid interest thereon to the Redemption Date, and
(iii) in the case of any redemption occurring prior to October 8, 1996, the Make-Whole Premium applicable to the Notes of such Class (such amount, the "Redemption Price"). If the Issuer shall elect to redeem Notes pursuant to this Section 11.01 it shall furnish notice of such election to the Trustee not later than 25 days prior to the Redemption Date, whereupon such Notes shall be due and payable on the Redemption Date upon the Trustee's furnishing of a notice complying with Section 11.02 hereof to each Holder of the Notes pursuant to this Section 11.01.

                 SECTION 11.02. Form of Optional Redemption Notice. Notice of redemption under Section 11.01 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the applicable Redemption Date to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register as of the close of business on the fifth Business Day preceding the mailing of such notice.

                 All notices of optional redemption shall state:

                 (1)      the Redemption Date;

                 (2)      the Redemption Price; and

                 (3) the place where the Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.02 hereof).

                 Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                 SECTION 11.03. Notes Payable on Redemption Date or Payment Date. Notice of redemption having been given as provided in Section 11.02 hereof, the Notes shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the Redemption Date.

                 SECTION 11.04. Mandatory Redemption. If an Early Amortization Event shall have occurred and be continuing and the Senior Blue Hawk Obligations have been paid in full, any amounts received by the Trustee from the Collateral Agent in respect of the Collateral pursuant to the Security Agreement and not required to pay interest in respect of the Notes shall be applied to make mandatory redemptions on each Payment Date of principal of the Class A Notes and, following retirement thereof, the Class B

Notes, in each case at the Redemption Price. Notes subject to mandatory redemption on any Payment Date shall be due and payable on such Payment Date upon the furnishing of a notice complying with Section 11.05 hereof to the Holders of such Notes.

                 SECTION 11.05. Form of Mandatory Redemption Notice. Notice of redemption under Section 11.04 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the applicable Payment Date to each Holder of Notes subject to mandatory redemption, as of the close of business on the Regular Record Date preceding the applicable Payment Date at such Holder's address appearing in the Note Register.

                 All notices of mandatory redemption shall state:

                 (1)      the Payment Date on which such redemption will occur;

                 (2)      the Redemption Price; and

                 (3) the place where the Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.02 hereof).

                 Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                 SECTION 11.06. Notes Subject to Mandatory Redemption Payable on Specified Payment Date. Notice of mandatory redemption having been given as provided in Section 11.05 hereof, the Notes shall on such Payment Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after such Payment Date.

                 SECTION 11.07. Selection of Notes for Optional or Mandatory Redemption; Surrender of Notes. If less than all of the Notes of any Class are to be redeemed at any time, selection of Notes of the applicable Class, or portions thereof, shall be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. Notwithstanding any other provision of this Article Eleven, the Trustee shall not redeem in part any Note if after giving effect to such partial redemption the outstanding principal amount of such Note would equal $100,000 or less. If any Note is to be redeemed in part (i) the notice of redemption shall state the portion of the principal amount thereof to be redeemed and (ii) a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder upon surrender and cancellation of the original Note.


                                 ARTICLE TWELVE

                                 Miscellaneous

                 SECTION 12.01.  Compliance Certificates and Opinions, etc.
(a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                 SECTION 12.02. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Eight hereof.

                 Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuance of such Default or Event of Default.

                 SECTION 12.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more substantially similar instruments signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

                 (c)      The ownership of Notes shall be proved by the Note
Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                 SECTION 12.04. Notices, etc., to Trustee, Issuer and Rating Agencies. (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                 (1) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                 (2) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Broadway Receivables, Inc., 1600 N. Kramer Boulevard, Anaheim, California 92806, or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee.

                 (b) The Trustee shall give prompt, written notice to the Rating Agencies at, in the case of S&P, 25 Broadway, New York, NY 10004, or, in the case of Fitch, One State Street Plaza, New York, NY 10004, and if the Trustee fails to give such notice the Issuer shall give such notice, of:

                 (1) any resignation, removal or replacement of the Trustee,

                 (2) any Event of Default, of which notice must be given to any Noteholders, and

                 (3)      the final payment of all the Notes.

                 SECTION 12.05. Notices to Noteholders; Waivers. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                 In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage, or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                 Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                 The Trustee agrees to give the Rating Agencies such notices as provided hereunder as a matter of courtesy and accommodation, but the Trustee shall have no liability or obligation to the Rating Agencies or any other Person if it shall fail to give such notice.

                 SECTION 12.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment that is different from the methods provided for in this Indenture for such pay-ments. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made in accordance with such agreements.

                 SECTION 12.07. Limited Recourse Obligations. The Notes are limited recourse obligations of the Issuer payable solely out of the Collateral and the proceeds thereof. To the extent that the Collateral allocable to the holders of the Notes under the Security Agreement is for any reason insufficient to provide for the payment of amounts owing to the holders of the Notes, no holder of any Note shall have any recourse to the Issuer or to any other Person for the amount of such insufficiency nor shall any holder have a Claim against the Issuer for the amount of any such insufficiency.

                 SECTION 12.08. Non-Petition Agreement. The Trustee agrees, and by its acceptance of a Note each Noteholder agrees, that prior to the date which is one year and one day after the payment in full of all of the Issuer's obligations in respect of the Blue Hawk Credit Facility and the Notes, it will not institute against, or join any other person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States, or any state of the United States.

                 SECTION 12.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 SECTION 12.10. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

                 SECTION 12.11. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 12.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and in the case of Section 12.08 hereof, Blue Hawk Funding Corporation and the other holders of the Issuer's obligations under the

Blue Hawk Credit Facility, any benefit of any legal or equitable right, remedy, or claim under this Indenture.

                 SECTION 12.13. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                 SECTION 12.14. Governing Law. This Indenture and each Note shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed therein.

                 SECTION 12.15. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 12.16. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense on direction by the Trustee accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

                 SECTION 12.17. Corporate Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against any owner of an equity interest in the Issuer except as any such Person may have expressly agreed and except that any such owner shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                 SECTION 12.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any repre-sentative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances, and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Any expenses incident to the exercise by the Trustee of any right under this
Section 12.18 shall be borne by the Trustee; provided that if an audit is made during the continuance of an Event of Default, the expense incident to such audit shall be borne by the Issuer.

                 IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized all as of the day and year first above written.

                                                      BROADWAY RECEIVABLES, INC.



                                                       By_______________________
                                                          Name:
                                                          Title:



                                                        BANKERS TRUST COMPANY,
                                                          as Trustee



                                                      By________________________
                                                          Name:
                                                          Title:

                                                                     EXHIBIT C-1




                        FORM OF TRANSFEROR'S CERTIFICATE

                           Broadway Receivables, Inc.
            ___ % Subordinated Credit Card Notes, Class __, Due 199_


                 The undersigned, a duly authorized representative of _________________________ (the "Transferor"), pursuant to the Indenture dated as of September __, 1994 (the "Indenture") between Broadway Receivables, Inc. (the "Issuer") and Bankers Trust Company, as trustee (the "Trustee"), does hereby certify to the Issuer and the Trustee that:

                 1. The undersigned is duly authorized to execute and deliver this Certificate to the Trustee and to the Issuer.

                 2.       This Certificate is delivered pursuant to Section
                          2.07 of the Indenture.

                 3. In connection with the transfer (the "Transfer") of a Note in the aggregate principal amount of $____________ from the Transferor to
                          _____________________ (the "Transferee"),

                 (a) the Transferor reasonably believes that Transferee is a Qualified Institutional Buyer as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended; and

                 (b) the Transfer is being made in reliance upon the exemption from registration provided in rule 144A.

                 IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of __________, 199_.


                                                   By___________________________
                                                     Name:
                                                     Title:

                                                                     EXHIBIT C-2

                                                                     EXHIBIT C-3



             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS




         We are delivering this letter in connection with an offering of 7.55% Subordinated Credit Card Notes, Class A, Due 1999 (the "Class A Notes") and the 11% Subordinated Credit Card Notes, Class B, Due 1999 (the "Class B Notes," and together with the Class A Notes, collectively the "Notes") of Broadway Receivables, Inc., a Delaware corporation (the "Issuer"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering.

         We hereby confirm that:

                   (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor");

                  (ii) (A) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) of Regulation D under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
         Section 3(a)(5)(A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                 (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of $1,000,000 for our own account or for any separate account for which we are acting;

                                                                     EXHIBIT C-3
                                                                          Page 2




                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

                   (v) we are not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                 (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

         We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only
(i) inside the United States, to a person who we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests), or (ii) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act and (iii) in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that The Depository Trust Company (as depository of the Notes) or the registrar and transfer agent, as the case may be, will not be required to accept for registration of transfer any Notes, except upon presentation of evidence

                                                                     EXHIBIT C-3
                                                                          Page 3




satisfactory to the Issuer that the foregoing restrictions on transfer have been complied with. We further understand that (a) we will, and each subsequent holder is required to, notify any subsequent purchaser of the resale restrictions set forth herein, and (b) the Notes will bear a legend reflecting the substance of this paragraph.

         We acknowledge that you, the Issuer and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



__________________________________
(Name of Purchaser)


By________________________________
    Name:
    Title:
    Address: